UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2014

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Oregon	001-34624	93-1261319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One SW Columbia, Suite 1200

Portland, Oregon 97258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (503) 727-4100

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On August 12, 2014, Umpqua Holdings Corporation (the “Company”) completed a secondary public offering (the “Offering”) of 15,000,000 shares of the Company’s common stock (the “Shares”) by certain funds affiliated with Thomas H. Lee Partners, L.P. and Warburg Pincus LLC (the “Selling Shareholders”). The Company itself did not sell any shares and did not receive any proceeds from the Offering. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-195396), filed with the Securities and Exchange Commission on April 18, 2014, and related prospectus supplement dated August 7, 2014.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated August 6, 2014 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholders and J.P. Morgan Securities LLC as underwriter.  The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of August 6, 2014, by and among Umpqua Holdings Corporation, Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Sterling Equity Investors L.P., THL Managers VI, LLC, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and J.P. Morgan Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Umpqua Holdings Corporation

Date: August 12, 2014	By:	/s/ Andrew H. Ognall
	Name:	Andrew H. Ognall
	Title:	Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of August 6, 2014, by and among Umpqua Holdings Corporation, Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Sterling Equity Investors L.P., THL Managers VI, LLC, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and J.P. Morgan Securities LLC.